N-SAR FILING

THRIVENT DIVERSIFIED INCOME PLUS FUND

THRIVENT GROWTH AND INCOME PLUS FUND

THRIVENT NATURAL RESOURCES FUND

Affiliated Underwritings

For the twelve months ending December 31, 2014

Fund	Trade Date	CUSIP	Issuer	144A Security	Price	Par/ Amount	Issuer Size	Percent	Broker	Participating Underwriters	Selling Concession
None